EXHIBIT 99.1

Oil States Announces Fourth Quarter 2019 Results of Operations

HOUSTON, Feb. 19, 2020 (GLOBE NEWSWIRE) -- Oil States International, Inc. (NYSE: OIS) reported a net loss for the fourth quarter of 2019 of $175.6 million, or $2.95 per share. The reported fourth quarter 2019 results included a non-cash goodwill impairment charge of $165.0 million ($165.0 million after-tax, or $2.78 per share) and severance and downsizing charges totaling $0.5 million ($0.4 million after-tax, or $0.01 per share). During the fourth quarter of 2019, the Company generated revenues of $238.4 million and Consolidated EBITDA (Note A) of $19.7 million.

Fourth quarter 2019 highlights included:

  Generated $21.5 million in cash flow from operations

  Repaid $13.1 million in borrowings under the revolving credit facility

  Repurchased $6.8 million in principal amount of the convertible senior notes at a 13% discount to par value

  Total debt to capitalization of 16.9%

  Recorded a non-cash goodwill impairment charge of $165.0 million

These results compare to a reported net loss for the fourth quarter of 2018 of $14.3 million, or $0.24 per share, on revenues of $274.1 million and Consolidated EBITDA of $24.1 million. The reported fourth quarter 2018 results included legal fees incurred for patent defense of $2.4 million ($1.9 million after-tax, or $0.03 per share), transaction-related expenses of $0.7 million ($0.6 million after-tax, or $0.01 per share) and severance and downsizing charges of $0.8 million ($0.7 million after-tax, or $0.01 per share).

Oil States’ President and Chief Executive Officer, Cindy B. Taylor, stated, "Our fourth quarter results were consistent with our revised guidance issued in January and were reflective of the significant decline in U.S. land-based completion activity during the fourth quarter. Our Completion Services business was particularly affected in our Northeast and Mid-Continent regions of operations, where the corresponding average sequential rig counts were down 24% and 19%, respectively. Revenues in our Offshore/Manufactured Products segment benefited from increased project-driven product revenues converting from backlog; however, demand for our short-cycle products was down sequentially as activity declined and customers de-stocked existing inventories. Backlog in our Offshore/Manufactured Products segment totaled $280 million at December 31, 2019, and our book-to-bill ratios for the fourth quarter and full-year 2019 were 0.9x and 1.3x, respectively. Our Downhole Technologies segment was also negatively impacted by lower U.S. land completion activities. Despite the challenging market conditions we faced during the quarter, our business model and capital structure afforded us the ability to generate strong free cash flow, which was used to further reduce our debt outstanding. We remain focused on providing value-added products and services to meet customer demands while adjusting our capital investment plans and cost structure to align with the current market environment."

For the year ended December 31, 2019, the Company reported a net loss of $231.8 million, or $3.90 per share, revenues of $1.0 billion and Consolidated EBITDA of $98.9 million. The full year 2019 results included a non-cash goodwill impairment charge of $165.0 million ($165.0 million after-tax, or $2.78 per share), a non-cash fixed asset impairment charge of $33.7 million ($26.6 million after-tax, or $0.45 per share), and severance and downsizing charges of $3.5 million ($2.8 million after-tax, or $0.05 per share).

BUSINESS SEGMENT RESULTS

(See Segment Data Tables)

Offshore/Manufactured Products
The Offshore/Manufactured Products segment generated revenues and Segment EBITDA (Note B) of $108.2 million and $16.4 million, respectively, in the fourth quarter of 2019 compared to revenues of $104.8 million and Segment EBITDA of $16.9 million in the third quarter of 2019. Revenues increased 3% sequentially due primarily to an increase in project-driven product sales, partially offset by a reduction in sales of our shorter-cycle products (elastomer and valve products) as customers reduced their existing inventory levels. Segment EBITDA margin (defined as Segment EBITDA divided by segment revenues) was 15% in the fourth quarter of 2019 compared to a Segment EBITDA margin of 16% realized in the third quarter of 2019. The fourth quarter 2019 Segment EBITDA was negatively impacted by a $1.7 million bad debt provision on a prior-year receivable from a customer claiming bankruptcy protection. Excluding the $1.7 million provision for bad debt, the Segment EBITDA margin would have been 17%.

The book-to-bill ratio for the fourth quarter of 2019 was 0.9x and backlog at December 31, 2019 totaled $280 million. This compared to a backlog of $293 million at September 30, 2019 and $179 million reported at December 31, 2018.

Well Site Services
The Well Site Services segment generated revenues of $91.7 million and Segment EBITDA of $9.3 million in the fourth quarter of 2019 compared to revenues and Segment EBITDA of $116.0 million and $20.2 million, respectively, in the third quarter of 2019. The sequential revenue decline was concentrated in the Northeast and Mid-Continent regions of operation due to lower U.S. land completion activity in the fourth quarter and was also impacted by the reduction in scope of the Drilling Services business, which decreased from 34 rigs to 9 rigs. Segment EBITDA margins averaged 10% in the fourth quarter of 2019 compared to 17% in the third quarter of 2019.

Downhole Technologies
The Downhole Technologies segment generated revenues of $38.4 million and Segment EBITDA of $3.4 million in the fourth quarter of 2019 compared to revenues and Segment EBITDA of $42.9 million and $6.0 million, respectively, in the third quarter of 2019. Segment EBITDA margin was 9% in the fourth quarter of 2019 compared to 14% in the third quarter of 2019. Fourth quarter results were sequentially lower due to the decline in U.S. land completion activity and under-absorbed manufacturing facility costs. During the fourth quarter, the segment recorded a non-cash goodwill impairment charge of $165.0 million.

Interest Expense, Net
The Company reported net interest expense of $3.9 million in the fourth quarter of 2019. Included in net interest expense was $2.0 million of non-cash amortization of debt discount and deferred financing costs. For 2019, net interest expense totaled $17.6 million, of which $7.9 million was non-cash amortization of debt discount and deferred financing costs.

Income Taxes
The Company recognized an effective tax rate benefit of 1.2% in the fourth quarter of 2019 bringing the overall annual effective tax rate to a benefit of 3.7% for 2019.

Financial Condition
As of December 31, 2019, $51.9 million was outstanding under the Company’s revolving credit facility, while cash on hand totaled $8.5 million. The Company repaid $13.1 million and $84.2 million of borrowings outstanding under its revolving credit facility during the fourth quarter and full year 2019, respectively. As of December 31, 2019, the total amount available to be drawn under the revolving credit facility was $131.1 million. The Company repurchased $6.8 million and $7.8 million in principal amount of its outstanding convertible senior notes at a 13% discount to the par value of the notes during the fourth quarter and full year 2019, respectively. The Company's total debt represented 16.9% of combined total debt and stockholders' equity at December 31, 2019.

Conference Call Information
The call is scheduled for Thursday, February 20, 2020 at 9:00 am CT, is being webcast and can be accessed from the Company’s website at www.ir.oilstatesintl.com. Participants may also join the conference call by dialing (888) 771-4371 in the United States or by dialing +1 847 585 4405 internationally and using the passcode of 49403915. A replay of the conference call will be available one and a half hours after the completion of the call by dialing (888) 843-7419 in the United States or by dialing +1 630 652 3042 internationally and entering the passcode of 49403915.

About Oil States
Oil States International, Inc. is a global products and services company predominantly serving the drilling, completion, subsea, production and infrastructure sectors of the oil and gas industry. The Company’s manufactured products include highly engineered capital equipment as well as products consumed in the drilling, well construction and production of oil and natural gas. Oil States is headquartered in Houston, Texas with manufacturing and service facilities strategically located across the globe. Oil States is publicly traded on the New York Stock Exchange under the symbol “OIS”.

For more information on the Company, please visit Oil States International’s website at www.oilstatesintl.com.

Forward Looking Statements
The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among others, the level of supply of and demand for oil and natural gas, fluctuations in the prices therefor and the cyclical nature of the oil and natural gas industry and the other risks associated with the general nature of the energy service industry discussed in the “Business” and “Risk Factors” sections of the Company’s Annual Report on Form 10‑K for the year ended December 31, 2018, Periodic Reports on Form 8‑K and Quarterly Reports on Form 10‑Q. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Amounts)

	Three Months Ended			Year Ended December 31,
	December 31, 2019	September 30, 2019	December 31, 2018	2019	2018
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:
Products	$119,999	$122,067	$116,543	$483,359	$501,822
Services	118,362	141,630	157,575	533,995	586,311
	238,361	263,697	274,118	1,017,354	1,088,133

Costs and expenses:
Product costs	93,841	90,796	90,331	369,194	366,453
Service costs	99,668	110,294	125,231	433,395	468,060
Cost of revenues (exclusive of depreciation and amortization expense presented below)	193,509	201,090	215,562	802,589	834,513
Selling, general and administrative expenses	29,405	31,935	35,671	122,932	138,070
Depreciation and amortization expense	28,519	31,366	32,832	123,319	123,530
Impairment of goodwill	165,000	—	—	165,000	—
Impairment of fixed assets	—	33,697	—	33,697	—
Other operating (income) expense, net	(2,037)	519	(7)	(2,003)	(2,104)
	414,396	298,607	284,058	1,245,534	1,094,009
Operating loss	(176,035)	(34,910)	(9,940)	(228,180)	(5,876)

Interest expense, net	(3,915)	(4,352)	(4,908)	(17,636)	(18,995)
Other income, net	2,223	1,190	1,212	5,089	3,139
Loss before income taxes	(177,727)	(38,072)	(13,636)	(240,727)	(21,732)
Income tax (provision) benefit	2,175	6,204	(700)	8,919	2,627
Net loss	$(175,552)	$(31,868)	$(14,336)	$(231,808)	$(19,105)

Net loss per share from:
Basic	$(2.95)	$(0.54)	$(0.24)	$(3.90)	$(0.33)
Diluted	$(2.95)	$(0.54)	$(0.24)	$(3.90)	$(0.33)

Weighted average number of common shares outstanding:
Basic	59,431	59,423	59,032	59,379	58,712
Diluted	59,431	59,423	59,032	59,379	58,712

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(In Thousands)

	December 31, 2019	December 31, 2018
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$8,493	$19,316
Accounts receivable, net	233,487	283,607
Inventories, net	221,342	209,393
Prepaid expenses and other current assets	20,107	21,715
Total current assets	483,429	534,031

Property, plant and equipment, net	459,724	540,427
Operating lease assets, net	43,616	—
Goodwill, net	482,306	647,018
Other intangible assets, net	230,091	255,301
Other noncurrent assets	28,701	27,044
Total assets	$1,727,867	$2,003,821

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$25,617	$25,561
Accounts payable	78,368	77,511
Accrued liabilities	48,840	60,730
Current operating lease liabilities	8,311	—
Income taxes payable	4,174	3,072
Deferred revenue	17,761	14,160
Total current liabilities	183,071	181,034

Long-term debt	222,552	306,177
Long-term operating lease liabilities	35,777	—
Deferred income taxes	38,079	53,831
Other noncurrent liabilities	24,421	23,011
Total liabilities	503,900	564,053

Stockholders' equity:
Common stock	726	718
Additional paid-in capital	1,114,521	1,097,758
Retained earnings	797,710	1,029,518
Accumulated other comprehensive loss	(67,746)	(71,397)
Treasury stock, at cost	(621,244)	(616,829)
Total stockholders' equity	1,223,967	1,439,768
Total liabilities and stockholders' equity	$1,727,867	$2,003,821

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	Year Ended December 31,
	2019	2018
	(Unaudited)
Cash flows from operating activities:
Net loss	$(231,808)	$(19,105)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	123,319	123,530
Impairment of goodwill	165,000	—
Impairment of fixed assets	33,697	—
Stock-based compensation expense	16,768	22,649
Amortization of debt discount and deferred financing costs	7,884	7,408
Deferred income tax benefit	(15,469)	(3,489)
Gain on disposals of assets	(4,291)	(6,288)
Other, net	3,079	1,411
Changes in operating assets and liabilities, net of effect from acquired businesses:
Accounts receivable	50,257	(16,792)
Inventories	(10,774)	(7,283)
Accounts payable and accrued liabilities	(6,173)	5,796
Income taxes payable	662	802
Other operating assets and liabilities, net	5,281	(5,469)
Net cash flows provided by operating activities	137,432	103,170

Cash flows from investing activities:
Capital expenditures	(56,116)	(88,024)
Proceeds from disposition of property, plant and equipment	6,046	3,659
Acquisitions of businesses, net of cash acquired	—	(379,676)
Proceeds from flood insurance claims	—	3,850
Other, net	(1,912)	(1,184)
Net cash flows used in investing activities	(51,982)	(461,375)

Cash flows from financing activities:
Revolving credit facility borrowings	246,828	835,467
Revolving credit facility repayments	(331,041)	(699,322)
Issuance of 1.50% convertible senior notes	—	200,000
Purchases of 1.50% convertible senior notes	(6,724)	—
Other debt and finance lease repayments, net	(500)	(537)
Payment of financing costs	(16)	(7,372)
Purchase of treasury stock	(757)	—
Shares added to treasury stock as a result of net share settlements due to vesting of restricted stock	(3,698)	(4,178)
Net cash flows (used in) provided by financing activities	(95,908)	324,058

Effect of exchange rate changes on cash and cash equivalents	(365)	4
Net change in cash and cash equivalents	(10,823)	(34,143)
Cash and cash equivalents, beginning of year	19,316	53,459
Cash and cash equivalents, end of year	$8,493	$19,316

Cash paid for:
Interest	$9,626	$9,864
Income taxes, net of refunds	(1,303)	2,993

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

SEGMENT DATA
(In Thousands)
(unaudited)

	Three Months Ended			Year Ended December 31,
	December 31, 2019 (2)	September 30, 2019 (3)	December 31, 2018 (4)	2019 (5)	2018 (6)
Revenues:
Well Site Services:
Completion Services	$82,820	$103,966	$108,142	$390,748	$411,019
Drilling Services	8,916	12,034	18,000	41,346	69,235
Total Well Site Services	91,736	116,000	126,142	432,094	480,254
Downhole Technologies	38,402	42,882	52,187	182,314	213,813
Offshore/Manufactured Products (1):
Project-driven products	53,969	39,474	22,593	159,205	120,894
Short-cycle products	21,500	34,698	32,431	123,222	144,367
Other products and services	32,754	30,643	40,765	120,519	128,805
Total Offshore/Manufactured Products	108,223	104,815	95,789	402,946	394,066
Total revenues	$238,361	$263,697	$274,118	$1,017,354	$1,088,133

Operating income (loss):
Well Site Services:
Completion Services	$(9,339)	$1,719	$(1,109)	$(11,621)	$(7,647)
Drilling Services	236	(36,495)	(1,889)	(43,419)	(9,363)
Total Well Site Services	(9,103)	(34,776)	(2,998)	(55,040)	(17,010)
Downhole Technologies	(167,259)	659	566	(164,008)	26,705
Offshore/Manufactured Products	9,815	11,139	6,729	36,022	38,914
Corporate	(9,488)	(11,932)	(14,237)	(45,154)	(54,485)
Total operating loss	$(176,035)	$(34,910)	$(9,940)	$(228,180)	$(5,876)

(1) Disaggregated revenue information is provided to supplement the Segment Data.

(2) Operating income (loss) for the three months ended December 31, 2019 included severance and downsizing charges of $0.5 million related to the Completion Services business and a non-cash goodwill impairment charge of $165.0 million related to the Downhole Technologies segment.

(3) Operating income (loss) for the three months ended September 30, 2019 included severance and downsizing charges of $0.3 million related to the Completion Services business and $0.4 million related to the Offshore/Manufactured Products segment, and a non-cash fixed asset impairment charge of $33.7 million related to the Drilling Services business.

(4) Operating income (loss) for the three months ended December 31, 2018 included severance and downsizing charges of $0.2 million related to the Completion Services business and $0.7 million related to the Offshore/Manufactured Products segment, $2.4 million of patent defense costs related to the Downhole Technologies segment, and transaction-related expenses of $0.6 million and $0.1 million related to Corporate and the Downhole Technologies segment, respectively.

(5) Operating income (loss) for the year ended December 31, 2019 included severance and downsizing charges of $1.8 million related to the Completions Services business and $1.7 million related to the Offshore/Manufactured Products segment, a non-cash fixed asset impairment charge of $33.7 million related to the Drilling Services business, and a non-cash goodwill impairment charge of $165.0 million related to the Downhole Technologies segment.

(6) Operating income (loss) for the year ended December 31, 2018 included severance and downsizing charges of $1.5 million related to the Offshore/Manufactured Products segment and $0.1 million related to the Completion Services business, $8.4 million of patent defense costs related to the Downhole Technologies segment, transaction-related expenses of $3.0 million and $0.3 million related to Corporate and the Downhole Technologies segment, respectively, as well as $3.0 million in reserves for prior years' Fair Labor Standards Act claims settlements related to the Completion Services business.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
SEGMENT EBITDA (B)
(In Thousands)
(unaudited)

	Three Months Ended			Year Ended December 31,
	December 31, 2019	September 30, 2019	December 31, 2018	2019	2018
Well Site Services:
Completion Services:
Operating income (loss)	$(9,339)	$1,719	$(1,109)	$(11,621)	$(7,647)
Depreciation and amortization expense	16,882	17,024	17,333	68,440	66,415
Other income	1,258	1,082	1,209	3,730	2,624
EBITDA	$8,801	$19,825	$17,433	$60,549	$61,392

Drilling Services:
Operating income (loss)	$236	$(36,495)	$(1,889)	$(43,419)	$(9,363)
Depreciation and amortization expense	244	3,164	3,456	9,973	14,354
Impairment of fixed assets	—	33,697	—	33,697	—
Other income	—	50	1	197	380
EBITDA	$480	$416	$1,568	$448	$5,371

Total Well Site Services:
Operating loss	$(9,103)	$(34,776)	$(2,998)	$(55,040)	$(17,010)
Depreciation and amortization expense	17,126	20,188	20,789	78,413	80,769
Impairment of fixed assets	—	33,697	—	33,697	—
Other income	1,258	1,132	1,210	3,927	3,004
Segment EBITDA	$9,281	$20,241	$19,001	$60,997	$66,763

Downhole Technologies:
Operating income (loss)	$(167,259)	$659	$566	$(164,008)	$26,705
Depreciation and amortization expense	5,616	5,309	5,651	21,247	18,649
Impairment of goodwill	165,000	—	—	165,000	—
Other income (expense)	—	(2)	(7)	12	(19)
Segment EBITDA	$3,357	$5,966	$6,210	$22,251	$45,335

Offshore/Manufactured Products:
Operating income	$9,815	$11,139	$6,729	$36,022	$38,914
Depreciation and amortization expense	5,602	5,680	6,181	22,842	23,207
Other income	965	60	9	1,150	154
Segment EBITDA	$16,382	$16,879	$12,919	$60,014	$62,275

Corporate:
Operating loss	$(9,488)	$(11,932)	$(14,237)	$(45,154)	$(54,485)
Depreciation and amortization expense	175	189	211	817	905
EBITDA	$(9,313)	$(11,743)	$(14,026)	$(44,337)	$(53,580)

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In Thousands)
(unaudited)

	Three Months Ended			Year Ended December 31,
	December 31, 2019	September 30, 2019	December 31, 2018	2019	2018
Net loss	$(175,552)	$(31,868)	$(14,336)	$(231,808)	$(19,105)
Income tax provision (benefit)	(2,175)	(6,204)	700	(8,919)	(2,627)
Depreciation and amortization expense	28,519	31,366	32,832	123,319	123,530
Impairment of goodwill	165,000	—	—	165,000	—
Impairment of fixed assets	—	33,697	—	33,697	—
Interest expense, net	3,915	4,352	4,908	17,636	18,995
Consolidated EBITDA (A)	$19,707	$31,343	$24,104	$98,925	$120,793
  The term Consolidated EBITDA consists of net loss plus net interest expense, taxes, depreciation and amortization expense, and adjustments for certain other items such as non-cash asset impairment charges. Consolidated EBITDA does not give effect to cash used for debt service requirements, reinvestment or other discretionary uses and is not a measure of financial performance under generally accepted accounting principles. Accordingly, it should not be considered in isolation from or as a substitute for net loss or cash flow measures prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity. The Company has included Consolidated EBITDA as a supplemental disclosure because its management believes that Consolidated EBITDA provides useful information regarding its ability to service debt and to fund capital expenditures and provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates. The Company uses Consolidated EBITDA to compare and to monitor the performance of the Company and its business segments to other comparable public companies and as a benchmark for the award of incentive compensation under its annual incentive compensation plan. The table above sets forth a reconciliation of Consolidated EBITDA to net loss, which is the most directly comparable measure of financial performance calculated under generally accepted accounting principles.

  The terms EBITDA and Segment EBITDA consist of operating income (loss) plus depreciation and amortization expense, other income (loss), and adjustments for certain other items such as non-cash asset impairment charges. EBITDA and Segment EBITDA are not measures of financial performance under generally accepted accounting principles and should not be considered in isolation from or as a substitute for operating income (loss) or cash flow measures prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity. The Company has included EBITDA and Segment EBITDA as a supplemental disclosure because its management believes that EBITDA and Segment EBITDA provide useful information regarding its ability to service debt and to fund capital expenditures and provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates. The Company uses EBITDA and Segment EBITDA to compare and to monitor the performance of its business segments to other comparable public companies and as a benchmark for the award of incentive compensation under its annual incentive compensation plan. The tables above set forth reconciliations of EBITDA and Segment EBITDA to operating income (loss), which is the most directly comparable measure of financial performance calculated under generally accepted accounting principles.

Company Contact:
Lloyd A. Hajdik
Oil States International, Inc.
Executive Vice President, Chief Financial Officer and Treasurer
713-652-0582

Patricia Gil
Oil States International, Inc.
Director, Investor Relations
713-470-4860

SOURCE: Oil States International, Inc.